SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

Name of Registrant as Specified In Its Charter:

CYTOGENIX, INC.

Name of Person(s) Filing Proxy Statement, if other than Registrant:

__________________________________________________________

Payment of Filing Fee (Check the appropriate box):

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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Fee paid previously with preliminary materials

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by:

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CYTOGENIX, INC.

3100 Wilcrest, Suite 140, Houston, Texas 77042

________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

________________________________________________

DATE

Wednesday, June 18, 2008

TIME

2:00 p.m., Central Daylight Time

PLACE

Houston Marriott Westchase

2900 Briar Park Drive, Houston, Texas 77042

ITEMS OF

1.

To elect two members of the Board of Directors, to serve until the 2011 Annual BUSINESS    Meeting of Shareholders, or until their successors are duly elected and qualified.

2.

To ratify LBB & Associates Ltd., LLP as our independent auditors for 2008.

3.

To consider any other business properly brought before the shareholders at the 2008 Annual Meeting of Shareholders or at any adjournment or postponement thereof.

RECOMMENDATIONS OF THE BOARD

The Board of directors recommends a vote FOR items 1 and 2.

RECORD DATE

May 5, 2008.

You are entitled to vote at the 2008 Annual Meeting of the Shareholders if you were a shareholder at the close of business on Monday, May 5, 2008.

VOTING BY

Please submit a proxy as soon as possible, even if you plan to attend the meeting, so that

PROXY

your shares can be voted at the annual meeting in accordance with your instructions.

ADMISSION

Admittance to the annual meeting will be limited to shareholders. If you are a shareholder of record, you may be asked to present proof of identification.  If your shares are held in the name of a broker, bank or other nominee, you may be asked to present proof of identification and a statement from the holder, reflecting your beneficial ownership of the shares as of the record date, May 5, 2008, as well as a proxy from the record-holder to you.  Please be prepared to provide this documentation upon request otherwise admission may be denied.

INTERNET AVAILABILITY OF PROXY MATERIALS

The notice of meeting, proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2007 are available at the Company’s website: www.cytogenix.com.  From the homepage, find the tab “for Investors” then choose the “financial summary” from the pull down menu and follow the link.  Directions to attend the meeting and vote in person are also available by calling our office headquarters at:

713-789-0070.

By Order of the Board of Directors,

/s/MALCOLM SKOLNICK

President, Chief Executive Officer, and Chairman of the Board of Directors

This Notice of the Annual Meeting of the Shareholders, Proxy Statement and accompanying proxy card are being distributed on or about May 16, 2008.

CYTOGENIX, INC.

3100 Wilcrest, Suite 140, Houston, Texas 77042

________________________________________________

PROXY STATEMENT

For the 2008 ANNUAL MEETING OF SHAREHOLDERS

________________________________________________

I.

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CytoGenix, Inc., a Nevada corporation (the “Company”), of proxies from the holders of record of the common stock, par value $.001 per share ("Common Stock"), at the close of business on Monday, May 5, 2008 for use at the Annual Meeting to be held at 2:00 p.m., Central Daylight Time, on June 18, 2008, and any adjournment thereof. This proxy statement, the attached proxy, and the Company's Annual Report for the fiscal year ending December 31, 2007 are being mailed together on or about May 16, 2008 to shareholders entitled to notice of and to vote at the Annual Meeting.  The principal executive office of the Company is 3100 Wilcrest, Suite 140, Houston, Texas 77042.

Properly executed proxies will be voted as directed.  If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (i) the election of two nominees for director; (ii) the ratification of the indicated independent auditors; and (iii) as recommended by the Board of Directors with regard to any other matters, or if no recommendation is given, in their own discretion.

A proxy on the enclosed form may be revoked by the shareholder at any time before it is voted by filing with the Secretary of the Company a written revocation, by voting in person at the meeting, or by delivering a proxy bearing a later date. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

The Company will bear all costs of this Proxy Statement and the proxy and the cost of soliciting proxies relating to the Annual Meeting.  It is anticipated that the solicitation of proxies for the Annual Meeting will be made only by use of the mails and will cost approximately $10,000.  The Company may, however, utilize the electronic mailing features allowed under the rules, or use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them.  The Company will request that the brokerage houses, custodians, nominees, and fiduciaries forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record for such persons, and the Company will reimburse such persons for their related reasonable out-of-pocket expenses.

VOTING OF SECURITIES

Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting whereby each share is entitled to a single vote.  The Company's Bylaws provide that the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.  Assuming such a quorum is present; the election of directors will require the affirmative vote by a plurality of the votes cast at the Annual Meeting.  The approval of the selected independent auditors will require the affirmative vote of a majority of the shares entitled to vote and that voted or abstained at the Annual Meeting.

Abstentions from and broker non-votes on the proposal to elect directors will be counted for purposes of determining the presence of a quorum, but will not be included in the total shares voted for or against any nominee. A broker non-vote occurs if a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because he does not have discretionary authority to vote shares and has not received instructions from the beneficial owner with respect to such proposal. Thus, abstentions from the proposal to ratify the selection of the independent auditors will have the same legal effect as a vote against the proposals, but a broker non-vote will not be counted for purposes of determining whether a majority is achieved.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS

The following table sets forth the name and address, as of April 28, 2008 and the approximate number of shares of Common Stock of the Company owned directly and holding more than 5% of the Company's Common Stock.  The amounts set forth are based solely on the Company’s record holder list as neither holder has filed with the SEC any document under Section 13 of the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Number of Shares Held	Percent of Class
Jett** 59-340 Diomana Road Kamuela, Hawaii 96743	11,800,183	8.0%
KV Mechanical Construction and Restoration Company, Inc. 275 Park Avenue, East Hartford, Connecticut 06108	8,965,773	6.1%

**Jett is a natural person with only one legal name

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock as of April 28, 2008, by (i) the executive officers set forth in the summary compensation table below who are employed by the Company as of April 28, 2008 (the "Named Executives"); (ii) each director and nominee; and (iii) all directors and executive officers as a group.  All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise noted.

Name Executive / Director (1)	Number of Shares Held	Number of Option Equivalents	Percent of Class (2)
Malcolm Skolnick	2,433,123	8,860,000	7.3%
Greg Taylor	500,000	1,133,333	1.1%
Pam Schertz	20,000	-	*
Yin Chen	1,084,781	3,279,583	2.9%
Raymond L. Ocampo Jr.	16,016	500,000	*
Scott E. Parazynski	166,087	500,000	*
John Rossi	16,016	500,000	*
Cy Stein	40,468	500,000	*
All directors and executive officers as a group (total of 8 persons)	4,276,491	15,272,916	12.1%

*Less than 1% of the 146,714,218 shares outstanding at April 28, 2008.

(1)  Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares.  Percentage of beneficial ownership is based on the number of shares of Common Stock outstanding as of April 28, 2008.

(2)  Stock issuable upon exercise of options within 60 days after April 28, 2008, are deemed outstanding for the purpose of percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership for any other persons.

PROPOSAL 1. - ELECTION OF DIRECTORS

Two directors will be elected at the Annual Meeting.  Shares or proxies may not be voted for more than one nominee for director for each director position.  In accordance with Article III, Section 1(c) of the bylaws of the Company, the Board of Directors is divided into three classes serving staggered three-year terms. Raymond L. Ocampo Jr. and John J. Rossi, Ph.D. have been nominated for election at the Annual Meeting, each for a term of three years to hold office until the expiration of his term in 2011 or until his successor is elected and qualified.

The persons named as proxies in the proxy have been designated by the Board of Directors and intend to vote such proxy "FOR" the persons named above in the election of the Board of Directors, except to the extent authority to vote is withheld from one or more nominees.  If any such nominee is unable to serve as a director, it is intended that the shares represented by proxies will be voted in the absence of contrary indication for any substitute nominee that the Board of Directors designates.

The board of directors recommends a vote "FOR" the nominees named below.

INFORMATION ABOUT NOMINEES AND DIRECTORS

Information regarding the positions and experience of each director and each director nominee for election at the 2008 Annual Meeting is set forth below, including: current position within the Company, the period served as a director, term of office, business experience, and ongoing outside directorships or positions of influence currently held by the director or director nominee. Dr. Skolnick, Chairman to the Board of Directors, President and Chief Executive Officer, is the only employee or former employee of the Company serving on the current CytoGenix, Inc. Board of Directors.

(1) Directors Considered For Election In 2008

NOMINEE (1) and Director - John J. Rossi, PhD

Age:

61

Positions held with the Company:

Director of the Board

      2003 – present

Current Term of Office:

      2004 – 2008

Committees served

Corporate Governance Committee

      Dec 2007 – present

Business Experience:

Associate Director for Laboratory Research, City of Hope Comprehensive Cancer Center.  John J. Rossi, PhD began his employment with City of Hope (COH) in 1980 as an assistant research scientist in the Department of Molecular Genetics.  He was promoted to chairman of the Division of Biology in 1992.  In 1993, COH bestowed its highest honor upon him by naming him to its Gallery of Medical and Scientific Achievement for his pioneering work at the molecular level in the battle against AIDS and other major diseases.  In 1998, Dr. Rossi was appointed as the Dean of the City of Hope Graduate School of Biological Sciences. Dr. Rossi is an expert in the areas of RNA interference and ribozymes (molecular scissors). One of his most notable projects is in the area of RNAi and ribozyme research in AIDS.  He led the research team that first suggested applying ribozymes to treat HIV and currently has an ongoing trial using RNAi in the treatment of HIV infection using blood stem cells. His research in molecular genetics and microbiology has resulted in eight patents being granted and has served as the basis for more than 250 scientific papers.  Dr. Rossi received his bachelor's degree from the University of New Hampshire and earned his doctorate at the University of Connecticut.  Prior to his working at COH, Dr. Rossi completed four years of post Ph.D. training at Brown University in Providence, Rhode Island.

NOMINEE (2) and Director - Raymond L. Ocampo, Jr.

Age:

55

Positions held with the Company:

Director of the Board

     2003 – present

Current Term of Office:

     2004 – 2008

Committees served

Corporate Governance Committee

     Dec 2007 – present

Other Directorships:

Intraware, Inc.;

Keynote Systems, Inc.;

PMI Group, Inc.

Business Experience:

Raymond L. Ocampo Jr. is a lawyer and businessman who has served as President and Chief Executive Officer of Samurai Surfer LLC, a private consulting and investment company, since April 2004.  Since 1997 Mr. Ocampo has been a member of the board of directors of several companies and is currently a member of the board of directors of H5 Technologies, Intraware, Inc., Keynote Systems, Inc. and PMI Group, Inc.  Mr. Ocampo co-founded the Berkeley Center for Law & Technology and served as Executive Director from August 1997 through December 1999.  He was Senior Vice President, General Counsel and Secretary at Oracle Corporation from September 1990 until his retirement in November 1996.  Mr. Ocampo joined Oracle in July 1986 and held various senior and executive positions with Oracle until retirement.   Before joining Oracle, Mr. Ocampo was in the private practice of law for ten years at several law firms in San Francisco, California.  He was the 2001-02 Chair of the American Bar Association's Section of Science & Technology Law and a past chair of numerous ABA committees involving technology.  He is the author and co-author, respectively, of Surfing the Law and Technology Tsunami and Negotiating and Drafting Software Consulting Agreements.  Mr. Ocampo is a graduate of UCLA and Boalt Hall School of Law at U.C. Berkeley.

(2) Other Directors to the Board of CytoGenix, Inc.

Director and Chairman - Malcolm H. Skolnick, PhD, JD

(President and CEO)

Age:

72

Positions held with the Company:

President and Chief Executive Officer

 Sept 1999 - present

Director of the Board

 Sept 1999 - present

Chairman of the Board of Directors,

 Feb 2002 - present

Current Term as Director:

 2006 -2009

Other Directorships (all listed below are non-profit organizations):

Southwest Health Technology Foundation;

Citizens League for Environmental Action Now (CLEAN);

Frank Evans Center for Conflict Resolution

Responsible Community Design International

Business Experience:

Professor in the University of Texas Health Sciences Center at Houston serving as Department Chairman in the Medical School, Professor of Biophysics in the Graduate School of Biomedical Sciences, Professor of Science and Law in  the School of Public Health, Director of the Neurophysiology Research Center and Director of the Office of Technology Management.  Dr. Skolnick received M.S. and Ph.D. degrees in Physics from Cornell University and a J.D. from the University of Houston. He is licensed to practice law in Texas and is a registered patent attorney.  He previously practiced intellectual property law.

Director - Scott E. Parazynski, MD

Age:

48

Positions held with the Company:

Director of the Board

   2002 – present

Current Term of Office:

   2006 – 2009

Committees served

Corporate Governance Committee

   Dec 2007 – present

Business Experience:

Dr. Parazynski is a graduate of Stanford University and Stanford Medical School.  He subsequently pursued clinical training at the Brigham and Women's Hospital (Boston, MA) and emergency medicine residency training in Denver, CO.  While an undergraduate at Stanford University, Dr. Parazynski studied antigenic variation in African Sleeping Sickness, using sophisticated molecular biological techniques.  He has numerous publications in the field of space physiology and has expertise in human adaptation to stressful environments. Dr. Parazynski is a Fellow of the Aerospace

Medical Association and a member of the American Society for Gravitational and Space Biology.  He has received numerous honors, including the National Institutes of Health Predoctoral Training Award in Cancer Biology, a NASA Graduate Student Researcher's Award, and the Research Honors Award from Stanford Medical School.  Dr. Parazynski has been an astronaut since 1992 and in five separate flights has logged over 8 weeks in space, including 47 hours of spacewalks. He is a recipient of four NASA Spaceflight Medals, two NASA Exceptional Service Medals, and a NASA Distinguished Service Medal.

Director - Cy A. Stein, MD, PhD

Age:

55

Positions held with the Company:

Director of the Board

   2003 – present

Current Term of Office:

   2007 – 2010

Committees served

Outside Advisory Board Positions:

Novosom;

ProNai;

SR Pharma;

Gentium;

Business Experience:

Dr. Stein is currently Professor of Medicine, Urology and Molecular Pharmacology in the Oncology Department of Albert Einstein College of Medicine, New York.  In addition to his clinical (Director of Medical Genitourinary Oncology, Montefiore Medical Center) and faculty activities, he is co-editor-in-chief of Oligonucleotides, sits on six editorial advisory boards, including Clinical Cancer Research and Molecular Cancer Therapeutics, serves on eight outside scientific advisory boards, and is an ad hoc reviewer for over 20 peer reviewed journals.  He has authored 115 peer reviewed journal articles. He has written 77 book chapters, reviews and editorials, and holds eleven patents and one pending patent application.  He attended Brown University (BA), Stanford University (PhD in Organic Chemistry), Albert Einstein College of Medicine (MD), and New York Hospital-Cornell Medical Center (Internship and Residency in Internal Medicine).  Dr Stein was a Clinical Associate and Senior Staff Fellow at The National Cancer Institute, Bethesda, Maryland.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2007, the Board of Directors held 13 meetings. Each director participated in at least 75% of the meetings of the Board of Directors.  The Board of Directors established an independent Corporate Governance Committee (CGC), which comprises three outside directors: Raymond L. Ocampo, Jr., John J. Rossi, Ph.D. and Scott E. Parazynski, M.D. and fulfills the normal duties of typical audit, compensation and nominating committees.  The Company relies upon the CGC for financial governance as contemplated by the Securities and Exchange Commission rules and regulations.

The Company also established a Special Committee comprising independent directors, Raymond L. Ocampo, Jr. and John J. Rossi, Ph.D. to investigate a Sarbanes Oxley (SOX) complaint filed in January 2007 by former chief financial officer, Lawrence Wunderlich.  The Special Committee hired independent outside counsel, Christopher Bebel, to conduct an independent investigation of the allegations made in the complaint.  The investigator’s findings were summarized in a Final Report submitted to the SEC in June of 2007, finding no evidence to support the allegations.  This committee has completed its investigation and is no longer active.

The Company has not yet adopted a written procedure for the review of Related Party Transactions.  The Board of Directors is currently responsible for reviewing transactions, series of transactions or proposed transactions involving the Company and a related person, which includes our executive officers and directors, or any member of his or her immediate family.  Examples of the types of transactions the Board of Directors reviews includes payments made by the Company directly to a related person (other than in their capacity as a director or employee) or to an entity in which the related person serves an officer, director, employee or owner, and any other transaction where a potential conflict of interest may exist. Any transactions identified are evaluated based on the requirements as set forth in Item 404 of Regulation S-K of the rules of the Securities & Exchange Commission. The Board of Directors has conducted the review procedure with respect to the year ended December 31, 2007 and has determined that there are no reportable related party transactions other than as set forth in the following paragraph.

The Board determines the independence of directors based upon a review by the Board.  No director is determined to be independent unless the Board has determined that neither the director nor an immediate family member of the director has had any direct or indirect material relationship with the Company within the last three years.  The guidelines used by the Board to determine the material relationship are from the NASDAQ independence standards listed at www.nasdaq.com, select Corporate NASDAQ Manual Online, Rule 4200.  Using these standards, the Board of Directors has determined that all of the current directors, other than Drs. Skolnick and Stein, are independent.

Director Cy Stein was found not to be independent due to his direct and indirect material relationships through separate consulting and sponsored research agreements with the Company during 2007. Dr. Stein's consulting agreement encumbered a fee of $3,000 per month plus travel reimbursements for a period of six-months ending in March, 2007. The Company’s sponsored research agreement (SRA) with Montefiore Medical Center obligated the Company to pay approximately $205,000 for research evaluating the Company’s single-stranded DNA expression technology in cancer applications which ended in 2007.

The Board of Directors does NOT have an independent nominating committee, audit committee, or compensation committee. Instead, the CGC was established to address the typical duties of all three committees and to provide general governance to Company matters.  It is comprised solely of independent directors, but due to the Board’s small size, all directors contribute to the selection and evaluation of director candidates.  The CGC is governed by a charter that was adopted by the Board on December 8, 2007 and is attached hereto as Annex A.

The Board of Directors does not have a formal policy for evaluating nominees with regard to consideration of director candidates recommended by shareholders, but will consider any such recommendation that is properly submitted to the Board of Directors according to the procedures described below.  The Company does not pay a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees to the Board of Directors.

Shareholders who wish to recommend director candidates to the Board of Directors or who wish to communication with the Board of Directors for any other reason may send a letter addressed to the individual director at:

CYTOGENIX, INC., 3100 Wilcrest, Suite 140, Houston, Texas  77042

A copy of the communication will be forwarded to each of the five individual directors.

The Company encourages each member of the Board of Directors to attend the Annual Meetings of Shareholders. Dr. Skolnick was the only director in attendance at the 2007 Annual Meeting of Shareholders.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer.  The Company’s Code of Business Conduct and Ethics covers all areas of professional conduct including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to the Company’s business.  If the Board adopts an amendment to the Company’s Code of Business Conduct and Ethics (other than technical, administrative, or other non-substantive amendments) that applies to any of the Company’s executive officers (including the principal executive officer, principal financial officer and principal accounting officer) or directors, the Company will post such information on its website.

A copy of the Company’s Code of Business Conduct and Ethics is posted on its website at www.cytogenix.com.  To obtain a copy of the Company’s Code of Business Conduct and Ethics, without charge, any person may submit a written request to the Company, c/o Corporate Secretary, CytoGenix, Inc., 3100 Wilcrest, Suite 140, Houston, Texas 77042.

CORPORATE GOVERNANCE AND COMPENSATION OBJECTIVES

In 2007, most compensation decisions were made by the Board of Directors prior to formation of the CGC.  The Board of Directors believes that the ability to attract and retain qualified executive and non-executive officers and to provide appropriate incentives is an essential strategy for the long-term success of the Company.

The compensation plan for 2007 was designed to provide significant incentive compensation opportunities in addition to competitive salaries, which was designed to aid in the retention of executive officers and other significant employees.  The plan was intended to link individual employee objectives with overall company strategies and goals for 2007, and to reward executive officers and significant employees for their individual contributions to achieving those goals.  The Board of Directors uses compensation and performance data from comparable companies in the biopharmaceutical industry to establish market competitive compensation and performance standards for Company executives. In 2007, compensation recommendations were initiated by the President, presented to the Board of Directors, and considered by the Board in concert with the individual’s potential contribution and the perceived need by the Company.

Compensation paid to executive officers and other significant employees during 2007 consisted of base salaries, stock as well as stock option incentives.  The Board of Directors may award future discretionary bonuses based on its assessment of management performance and the overall performance of the Company.

COMPENSATION PROGRAM DESIGN

(1)  Base Salaries

Base salaries are designed to reward core competence for each executive's position at the Company. The amount of the base salary paid to each executive officer was determined by evaluating the competitive marketplace, the scope of each individual's responsibilities, the planned and past performance of the Company, and subjective measures of each individual's performance. The recommendations were compiled using information from BioWorld Executive Compensation Report. This report contains comparative date of the proxy statements of 225 public biotechnology companies of compensation packages for the top five senior executive management positions. The Company's President chose those companies that are most similar to CytoGenix, particularly those in the same market capitalization range as reference points.  The base salaries paid in 2007 to the Named Executive Officers (as defined below) were unanimously approved by the Company's four non-employee directors based on the recommendation of the Company's President.

Chief Executive Officer (CEO) Compensation. The base salary paid to the CEO was determined by the Board of Directors by evaluating the competitive marketplace, the scope of his responsibilities, the planned and past performance of the Company, and, to a certain extent, subjective measures of performance.  In 2007, Dr. Skolnick repaid $68,000 of the funds paid to him in 2006 as partial payment for a bonus he became eligible for in 2005 in his capacity as President of the Company. Dr. Skolnick repaid this entire amount in 2007 via payroll deduction, and also agreed to voluntarily forego payment of $150,000 of his base salary in order for those funds to be used to pay other Company expenses.

Chief Financial Officer (CFO) Compensation.  The base salary paid to the new CFO was determined by the CEO and the Board of Directors by evaluating the competitive marketplace, the scope of responsibilities, background experience, certification and educational level, and prior performance while under contract as a Consultant for the Company.  The CFO’s base salary of $180,000 per annum was determined when the role was assumed in September 2007.

Chief Scientific Officer (CSO) Compensation.  The base salary paid to the CSO was determined by the CEO by evaluating the competitive marketplace, the scope of his responsibilities, the background experience and educational level, invention achievements, and to a certain extent, subjective measures of performance and loyalty.  The CSO base salary was determined in March, 2000 and increases have been granted by the CEO based on performance and achievements.

(2)   Stock Options

As of March 28, 2008, stock options to acquire 24,286,000 shares of Common Stock had been granted to the Company's employees under the CytoGenix, Inc. 2003 and 2005 employee Stock Option Plans.  As of the same date, 11,714,000 shares of Common Stock under the plans remain available for future awards.  The purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers and other employees with the interests of the shareholders. Additionally, long-term awards offer employees an incentive for the achievement of superior performance over time and also foster the retention of key management personnel.  The Board of Directors favors the granting of equity-based awards over cash compensation for such reasons and believes that granting stock options better motivates executive officers and others to exert their best efforts on behalf of the Company and the shareholders. In determining annual stock option grants, the Board of Directors bases its decision on the individual's performance and potential to improve shareholder value. The Board of Directors, upon the recommendation of the CEO, granted in 2007 stock options to acquire 3,400,000 shares of Common Stock to the CFO.

(3)  Restricted Stock

The Company also grants periodic awards of restricted stock to executives for their performance and dedication to the objectives of the Company.  The Board of Directors, upon the recommendation of the CEO, granted in 2007 a restricted stock award to acquire 500,000 shares of Common Stock to the CFO.

EXECUTIVE EMPLOYMENT AGREEMENTS

The Company uses employment agreements only in very select cases, generally when it is necessary to secure the services of an existing or a newly hired executive. As of April 28, 2007, the Company has only two employment agreements; one with President and CEO, Malcolm Skolnick, which became effective January 1, 2005, and the other with the Vice President of Finance and Administration and CFO, Greg Taylor, which became effective September 1, 2007. The Company holds letter agreements with each of its other executive officers outlining the terms of their employment and the elements of their compensation.  Each of these letter agreements follows our standard employment offer template, and provides for employment at will.

(1)  Post-Termination Compensation Provisions

The CEO’s and CFO’s employment agreements provide for change-in-control payments. The rationale for this is to protect the executive in the event of a change-in-control of Cytogenix as a cautionary measure since these individuals are most likely to lose their jobs as a result of redundancy in executive positions. Change-in-control is defined in the employment agreement as:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or  indirect parent corporation of such continuing or surviving entity; provided, however, that any financing in which the Company shall issue and sell shares of its capital stock or securities convertible into equity securities of the Company shall not constitute a change in control even if person who were not stockholders of the Company immediately prior to such financing own immediately after such financing 50% or more of the voting power of the Company outstanding securities; or (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets or capital stock.

Upon a change-in-control, the Company's CEO and CFO would receive, (assuming the change-in-control occurred on December 31, 2008):

(i) Two times his base salary ($780,000) and ($360,000), respectively,

(ii) Accrued vacation pay at the time of termination (maximum amount of $15,000 each), and

(iii) Cobra or equivalent of other replacement medical and dental insurance for a period of 12 months, which has an approximate value of $7,200 each.

(2)  Severance Package

The CEO’s and CFO’s employment agreements also contain a provision for a severance payment for termination of the executive for any reason other than cause or permanent disability, or if the executive voluntarily resigns following a constructive termination. According to the agreements, the severance pay for the Company's CEO and CFO would be, assuming termination occurred on December 31, 2008:

(i) An amount equal to his annual base salary ($390,000) and ($180,000), respectively, payable at termination,

(ii) Accrued vacation pay at the time of termination (maximum amount of $15,000 each), and

(iii) Cobra or equivalent of other replacement medical and dental insurance for a period of 12 months, which has an approximate value of $7,200 each.

REPORT OF THE BOARD OF DIRECTORS REGARDING COMPENSATION

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on the review and discussions, it is recommended by the Board that the Compensation Discussion and Analysis be included in this document.

This report is submitted by the members of the Board of Directors:

Malcolm H. Skolnick, Chairman

Scott E. Parazynski

Cy A. Stein

John J. Rossi

Raymond L. Ocampo, Jr.

SUMMARY OF EXECUTIVE COMPENSATION FOR 2007

The following table sets forth information for the years ended December 31, 2007 and 2006 regarding the compensation of the President and Chief Executive Officer, the Chief Financial Officer, and other executive officers of the Company.

Executive Name and Principal	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)[4]	Options Awards ($)[4]	All Other Compensation ($)	Total ($)
Malcolm Skolnick, President, CEO and Chairman to the Board[1]	2007 2006	240,000 390,000	- -	- -	- -	- -	176,000 390,000
Greg Taylor, Vice President of Finance, CFO and Treasurer[2]	2007 2006	54,000 -	- -	150,000 -	439,620 -	52,400 -	696,020 -
Pam Schertz, Interim CFO and Controller[3]	2007 2006	106,394 13,750	- -	- -	- -	- 61,041	106,394 74,791
Yin Chen, Vice President of Research and Development and CSO	2007 2006	137,500 125,104	- -	- -	- -	- -	137,500 125,104

(1) Of the $240,000, Dr. Skolnick has not yet been paid $64,000 to which he is entitled as compensation for his employment by the Company in 2007.

(2) Greg Taylor became chief financial officer in September 2007. All other compensation represents amounts paid to Mr. Taylor as a Consultant to the Company prior to joining the Company.

(3) Pam Schertz became Interim Chief Financial Officer in December 2006, holding that appointment until September 2007.  All other compensation represents salary paid to Ms. Schertz as Controller of the Company in 2006.

(4) Represents the dollar value recognized in the indicated year as compensation expense for financial statement reporting purposes of restricted shares and options awarded in that year or earlier.  See Note 10 – STOCK OPTIONS AND WARRANTS, to our Notes to Consolidated Financial Statements for a description of the assumptions made in the valuation of the restricted shares and options. Options to acquire 3,400,000 shares of common stock were granted to Greg Taylor on November 12, 2007 under the 2003 Stock Option Plan.  As of December 31, 2007, approximately one-third of these options had vested.  The fair value of the stock award was determined by the closing price of $0.30 per share on August 31, 2007, the date the employment agreement was executed.

GRANTS OF PLAN-BASED STOCK OPTION AWARDS

The following sets forth information regarding the grants of stock options in 2007 to our named executives.1

Executive Name and Principal	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Number of Underlying Options (#)	Exercise Value ($/Share)[2]	Grant Date Fair Value of Option Awards ($) [3]
Greg Taylor, Vice President of Finance, CFO and Treasurer	Nov 12, 2007	500,000	3,400,000	$0.27	$1,029,240

(1) These columns show the awards under the 2003 Stock Option Plan as described in the section "Stock Options" in the Compensation Discussion and Analysis.  The dollar amount recognized by us for these awards in 2007 is shown in the Summary Compensation Table in the column entitled "Option Awards," and their valuation assumptions are referenced in footnote 4 of that table.

(2)  The exercise price per share of $0.27 is the closing price of the Company's common stock on the OTC Bulletin Board at the date of the option grant.

(3) The fair value for options was determined using the Black-Scholes option pricing model at the grant date using the following assumptions: dividend yield of 0%, expected volatility of 86% - 250%, risk-free interest rate of 4.5% and expected life of 10 years.  The fair value of the stock award was determined by the closing price of $0.30 per share on August 31, 2007, the date the employment agreement was executed.

OPTIONS HELD AT YEAR END

The following presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Named Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/share)	Option Expiration Date
Malcolm Skolnick, President, CEO and Chairman to the Board	5,000,000 3,600,000 260,000	- - 130,000²	$0.25 $0.70 $1.01	06/26/13 01/29/15 02/28/16
Greg Taylor, Vice President of Finance, CFO and Treasurer	1,133,333	2,266,667¹	$0.27	09/12/17
Pam Schertz, Interim CFO and Controller	-	-	-	-
Yin Chen, Vice President of Research and Development and CSO	1,500,000 1,250,000 123,333	- - 61,667²	$0.25 $0.70 $1.01	06/26/13 01/29/15 02/28/16

(1) The options were granted pursuant to the CytoGenix, Inc. 2003 Stock Option Plan vesting over a two year period, with one-third of the awarded options vesting at the date of grant, another one-third on the first anniversary of the grant date and another one-third on the second anniversary of the grant date.

(2) The options were granted pursuant to the CytoGenix, Inc. 2005 Stock Option Plan vesting over a two year period, with one-third of the awarded options vesting at the date of grant, another one-third on the first anniversary of the grant date and another one-third on the second anniversary of the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2007:

EQUITY COMPENSATION PLAN INFORMATION

Name of Option Plan	Number of Securities to be Issued upon Exercise of Outstanding options	Weighted Average Exercise Price of outstanding options ($/share)	Number of Securities remaining available for future issuance (excluding those in first column)¹
2003 Non-Qualified Stock Option Plan	12,808,333	$0.44	2,925,000
2005 Non-Qualified Stock Option Plan	8,757,333	$0.83	8,789,000

(1)  Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

COMPENSATION OF DIRECTORS

The Company pays directors who are not employees of the Company $40,000 per year for attending Board of Director meetings which primarily comprises cash compensation, but has at times included compensation with 144 restricted stock.  The Board of Directors may also make discretionary option grants to its non-employee directors under the Company's 2003 and 2005 Stock Option Plans.  In 2007, we provided the following annual compensation to directors who are not employees. The following information outlines outstanding equity awards held by the Non-Management Directors as of December 31, 2007.

	Compensation
Named Director	Year Earned	Cash ($)	Stock Awards	Options	Total Earnings ($)
Raymond L. Ocampo Jr.	2007	20,000	20,000	0	40,000
Scott E. Parazynski, MD	2007	20,000	20,000	0	40,000
John J. Rossi, PhD	2007	20,000	20,000	0	40,000
Cy A. Stein, MD, PhD	2007	29,000¹	20,000	0	49,000¹

(1)  Includes the consulting fees paid to Dr. Stein in the years ended December 31, 2006 and 2007, in addition to directors fees.

PROPOSAL 2. - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected LBB & Associates Ltd., LLP (formerly Lopez, Blevens & Bork & Associates, LLP), which has served as independent auditors of the Company since August 19, 2004 as independent auditors to audit the books, records and accounts of the Company for the fiscal year ended December 31, 2008. The Board of Directors recommends a vote FOR approval of such selection.  A representative of LBB & Associates Ltd., LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if such representative chooses to do so, and will be available to respond to appropriate questions.

AUDIT FEES; CHANGES IN ACCOUNTANTS FEES AND EXPENSES OF INDEPENDENT ACCOUNTANTS

The following table sets forth the amount of audit fees, audit related fees billed or expected to be billed by LBB & Associates LTD., LLP, our independent auditors, for the years ended December 31, 2007 and 2006, respectively:

Named Director	2007	2006
Audit Fees¹	33,920	$57,065
Audit-Related Fees	0	0
All Other Fees	0	0
TOTAL Fees	33,920	57,065

(1)  Includes the annual consolidated financial statement audit, review of quarterly reports on Form 10-Q and other services associated with the audit.  Audit fees for 2007 and 2006 include fees incurred for the audits of management's assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal controls over financial reporting.

BOARD POLICY ON PRE-APPROVAL OF PERMISSIBLE NON-AUDIT SERVICES

The Board of Directors requires management to seek Board of Director pre-approval for the engagement of an independent public accountant to perform audit, audit-related and non-audit services. The Company's Board of Directors approved the engagement of LBB & Associates LTD, LLP on August 18, 2004.

BOARD REPORT ON 2007 AUDIT

The Company does not have an Audit Committee. The Board of Directors reviews the Company's financial reporting process.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  The Board of Directors is responsible for engaging independent auditors to perform an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Board of Directors reviews and oversees these processes, including oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent auditors' qualifications and independence, (iii) the performance of the Company's independent auditors, and (iv) the Company's compliance with legal and regulatory requirements.

In this context, the Board of Directors met and held discussions with management and the independent auditors.  Management represented to the Board of Directors that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Board of Directors reviewed and discussed the financial statements with management and the independent auditors.  The Board of Directors also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.380), as amended.

In addition, the Board of Directors discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Board of Directors the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Board of Directors also discussed with the Company's independent auditors the overall scope and plans for the audit.  The Board of Directors met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Board of Directors approved the inclusion of the audited financial statements  in the Company's Annual Report on Form 10-K for the year ending December 31, 2007, for filing with the Securities and Exchange Commission.  The Board also recommended, subject to shareholder ratification, the selection of the Company's independent auditors for fiscal year 2007.

This report is submitted by the members of the Board of Directors.

Malcolm H. Skolnick, Chairman

Scott E. Parazynski

Cy A. Stein

John J. Rossi

Raymond L. Ocampo Jr.

ANNUAL REPORT

The Company's Annual Report of Form 10-K covering the fiscal year ending December 31, 2007 accompanies this Proxy Statement.  Except for the financial statements  included in the Annual Report that are specifically incorporated by reference herein, the Annual Report of Form 10-K is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material. Additional copies of the Annual Report of Form 10-K are available upon request.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all Section 16(a) forms they file.  The Company believes that all filings required to be made under Section 16(a) were timely made other than a Form 3 for Greg Taylor, CFO.

OTHER MATTERS

At the date hereof, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Shareholders.  If any other matter properly comes before the meeting, however, it is intended that the persons named in the accompanying proxy will vote such proxy in accordance with the discretion and instructions of the Board of Directors.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's 2009 Annual Meeting of Shareholders should submit them in writing to the attention of the Secretary of the Company no later than January 31, 2009, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy for that meeting.

A shareholder who wishes to make a proposal at the 2009 Annual Meeting of Shareholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in our proxy materials) must notify us of the proposal by March 16, 2009. If a shareholder fails to timely give notice of a potential proposal, then the persons named as proxies in the proxy cards solicited by our Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion or as directed by our management.

By Order of the Board of Directors,

/s/MALCOLM SKOLNICK

Malcolm Skolnick

Chairman of the Board and President

May 15, 2008

ANNEX A

CytoGenix, Inc.

GOVERNANCE COMMITTEE

CORPORATE GOVERNANCE COMMITTEE CHARTER

1. Members

The Board of Directors of CytoGenix, Inc. ("Company") appoints a Corporate Governance Committee of at least two independent directors of the Board and designates one member as chairperson. All members of the Corporate Governance Committee are designated in Section 4, below.

2. Purpose

Until such time that the Board of Directors is of sufficient size to warrant separate committees serving individual designated functions, the Corporate Governance Committee (CGC) will serve as the sole committee charged with the duties of governance requiring oversight by independent directors.  The CGC will therefore assume the duties of (a) a Corporate Governance and Nominating Committee, as well as those associated with (b) a Board Ethics Committee, (c) an Audit Committee and (d) a Compensation Committee. There will be a Chairperson and Vice-Chairperson as designated below, both being charged with having working knowledge of all CGC activities.

3.  Duties and Responsibilities

(a)  Corporate Governance

The Corporate Governance Committee will assist the Board of Directors with general guidance and oversight of the Board of Directors' operations and effectiveness, including:

• Make recommendations to the Board concerning the structure, composition and function of the Board and all Board committees;

• Review Board meeting procedures, including the appropriateness and adequacy of the information supplied to directors prior to and during Board meetings;

• Evaluate or provide for evaluation of Board performance;

• Review and recommend retirement policies for directors;

• Review any outside directorships in other public companies held by senior company officials;

• Periodically receive and consider recommendations from the CEO regarding succession at the CEO and other senior officer levels; and

(b)  Nominations

The Corporate Governance Committee will also assist the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company (including CEO and other senior management having concurrent Board appointments), including:

• Recommend to the Board director candidates for election or reelection to the Board at each Annual Meeting of Shareowners of the Company;

• Recommend to the Board candidates for election by the Board to fill vacancies occurring on the Board.

• Consider shareowner nominees;

• Make recommendations to the Board concerning the selection criteria to be used by the Committee in seeking nominees for election to the Board;

• Aid in attracting qualified candidates to serve on the Board;

(c)  Ethics

The Corporate Governance Committee will also provide oversight for setting Company policy and ethical matters involving upper management, which includes in part:

•

Verify on an annual basis that the Company's Code of Business Conduct and Ethics has been communicated to all key employees of the Company and its affiliates, and that all key employees and affiliates certify by written acknowledgement that they have read and understood, and are not aware of any violations of the Code of Business Conduct and Ethics. The Committee shall have the sole responsibility to grant waivers of the Code of Business Conduct and Ethics to the Company's directors, executive officers and senior financial officers.

•

Review and approve annual Conflict of Interest Statements and any Gift Requests submitted by the CEO, CFO, or directors.

•

Meet periodically with the Company's Chief Legal Counsel to discuss and review the Company's policies and procedures regarding compliance with laws and regulations.

•

Address, investigate, and document findings regarding any ethics complaints specifically concerning senior management which are filed by Company employees through the In House Ethics Committee.

•

Establish procedures for approval by non-interested directors all related party transactions between the Company and any executive officer or director.

(d)  Audit Activities

The Corporate Governance Committee will also assist the Board of Directors to provide general oversight of audits and financial disclosures. The Committee's responsibilities are principally of an oversight nature. Although the Committee has the responsibilities set forth in this Charter, it is NOT the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are accurate, complete and stated in accordance with generally accepted accounting principles ("GAAP") and other applicable rules and regulations.

Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, including ensuring that the financial statements are accurate, complete and stated in accordance with GAAP and, together with the other financial information included in the Company's public disclosures, fairly present the financial condition, results of operations and cash flows of the Company. Management is also responsible for the Company's financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures.

The independent auditors are responsible for planning and conducting an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with GAAP and reviewing the Company's quarterly financial statements.

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In general, the duties of the Corporate Governance Committee shall include:

•

To assist the Board by providing oversight by periodically meeting with management and the independent auditors and reviewing the effectiveness of the Company’s reporting and disclosure controls and procedures (internal controls), internal audit function, and compliance procedures;

•

To evaluate the performance of the independent auditors, to monitor the independent auditors' qualifications and independence, and to determine whether to engage or dismiss the independent auditors; and

•

Acting in its capacity as an Audit Committee, prepare the annual report for the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission ("SEC").

•

Establish and maintain procedures for Whistleblower complaints, including (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

(e)  Compensation

The Corporate Governance Committee shall also evaluate and make recommendations regarding compensation awards for senior executives, including:

• Set the compensation for the Chairman/Chief Executive Officer ("CEO");

• Set the compensation of other executive officers based upon the recommendation of the CEO;

• Make awards to executives under the Company's Stock Option Plans and Management Incentive Plan;

• Review and approve the design of other benefit plans pertaining to executives of the Company;

• Approve such reports on compensation as are necessary for filing with the SEC and other government bodies;

• Review, recommend to the Board of Directors, and administer all plans that require "disinterested administration" under Rule 16b-3 under the Securities Exchange Act of 1934;

• Review and recommend to the Board of Directors changes to the outside directors' compensation;

4. Meetings

The Corporate Governance Committee (CGC) will meet as often as it deems necessary or appropriate, either in person or telephonically, and at such times and places as the Committee determines. The majority of the members of the Corporate Governance Committee will constitute a quorum.

     Members of the CGC:

Raymond L. Ocampo Jr. (Chairman)

John J. Rossi (Vice-Chairman)

Scott E. Parazynski

December 2007, approved by the Board 12-8-07,

Amended 12-20-07, 1-9-08

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